Exhibit 5.1

1001 Pennsylvania Avenue, NW, Washington, DC 20004-2595 ∎ p202 624-2500 ∎ f202 628-5116

February 9, 2021

Rekor Systems, Inc.

7172 Columbia Gateway Drive

Suite 400

Columbia, MD 21046

Attn: Robert A. Berman

Re:	Rekor Systems, Inc.

Ladies and Gentlemen:

We have acted as counsel to Rekor Systems, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the offering by the Company of 5,327,773 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and of up to 799,166 shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”), issuable upon exercise of the underwriters’ over-allotment option, which Shares are registered under the registration statement on Form S-3 (File No. 333-224423), filed with the Securities and Exchange Commission (the “Commission”) on April 24, 2018, under the Securities Act of 1933, as amended (the “Act”), and declared effective by the SEC on April 30, 2018 (the “Prior Registration Statement”), and the related registration statement (File No. 333-252735) filed pursuant to Rule 462(b) promulgated under the Securities Act on February 4, 2021 (the “Related Registration Statement,” and together with the Prior Registration Statement, the “Registration Statement”).

The Shares are to be sold by the Company pursuant to an Underwriting Agreement dated February 4, 2021 (the “Underwriting Agreement”) entered into by and among the Company and B. Riley Securities, Inc. and Lake Street Capital Markets, LLC, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), a copy of which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As your counsel, in connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including (i) the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein, (ii) the base prospectus, dated April 30, 2018, together with the documents incorporated by reference therein, filed with the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated February 5, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), (iii) the organizational documents of the Company, including the Company’s Amended and Restated Certificate of Incorporation, as amended and as currently in effect, the Company’s Certificate of Designations of the Series A Cumulative Convertible Redeemable Preferred Stock, the Certificate of Designations of the Series B Cumulative Convertible Preferred Stock, and the Company’s Amended and Restated Bylaws, as amended and currently in effect, (iv) minutes and records of the corporate proceedings of the Company with respect to the authorization of the sale and issuance of the Shares and (v) the Underwriting Agreement. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.

Crowell & Moring LLP ∎ www.crowell.com ∎ Washington, DC ∎ New York ∎ San Francisco ∎ Los Angeles ∎ Orange County ∎ London ∎ Brussels

1001 Pennsylvania Avenue, NW, Washington, DC 20004-2595 ∎ p202 624-2500 ∎ f202 628-5116

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Crowell & Moring LLP
Crowell & Moring LLP

Crowell & Moring LLP ∎ www.crowell.com ∎ Washington, DC ∎ New York ∎ San Francisco ∎ Los Angeles ∎ Orange County ∎ London ∎ Brussels